UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)August 10, 1998
    (August 6, 1998)                                ---------------

                   MERIDIAN MEDICAL TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)

                     Commission file number 0-5958

                Delaware                           52-0898764
                --------                           ----------
       (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)            Identification No.)

       10240 Old Columbia Road, Columbia, MD         21046
       -------------------------------------         -----
      (Address of principal executive office)      (Zip Code)

      Registrant's telephone number, including area code: (410) 309-6830
                                                          --------------




     Page 1 of 7

Item 5.  Other Events

Filed herewith is the press release issued by Meridian Medical Technologies, Inc. on August 6, 1998:

             MERIDIAN PROJECTS STRONG GROWTH OPPORTUNITIES
                      FROM NEW PRODUCT DEVELOPMENTS

     WASHINGTON, D.C. (AUGUST 6, 1998) - Meridian Medical Technologies, Inc. (NASDAQ:MTEC) is projecting strong revenue increases in the years ahead from growth in product demand and new product developments, according to James H. Miller, its chairman, president and chief executive officer, in a presentation made before the Technology Investor Conference here recently.

     "As you look at Meridian as an investment, you will see that it trades at a significant discount to its peers," Miller said. "Although our stock price has doubled in the past year, there is substantial upward potential for the stock price. That is why we are especially pleased to communicate the company's value and prospects for growth to the investment community."

     He noted that the company's mission is to provide global leadership in early intervention home healthcare and emergency medical technologies, two of the fastest growing medical markets today.

     "A major factor that could lead to substantial growth is an important new cardiopulmonary diagnostic device, which is now in late-stage pre-production development and may ultimately reach annual sales in the $50 to $70 million range," Miller said. "We also expect to reach five-year compound annual sales increases of around 25 percent for commercial drug delivery products and 8 to 10 percent for government products."

     Based in Columbia, Md., Meridian was formed in November 1996 with the merger of Survival Technology, Inc. (STI) and privately held Brunswick Biomedical Corporation to form a new medical technology company with three separate divisions. These include Parenteral Drug Delivery Systems, Cardiopulmonary Systems and STI Government Systems.

     Annual sales increased from $28.4 million to $40.7 million during the past two years, while gross profit margins grew from 30 percent in 1996 to 37 percent in 1997 as a result of significant cost reduction programs and increased productivity. Miller emphasized that most of Meridian's growth is derived from higher margin businesses, and that the company generates a stable cash flow that can be used to fund future expansion.

     "Looking at the operation for the first nine months of the current fiscal year, which ended July 31, sales are up from $30 million to $35 million and gross margins are growing nicely all the way down to diluted earnings per share of $0.57," Miller said. "These figures exclude special one-time charges in 1998 of $2.2 million for the EpiPen-Registered Trademark- recall and $494,000 for debt refinancing as well as merger costs of $3.9 million in 1997. During this period, EBITDA increased to $7.8 million from $4.2 million the previous year, while the company's market capitalization is only $35 million."

     To support future growth, Meridian expects to complete construction of a new manufacturing facility in Northern Ireland in January. The new facility, financed in part by $1.3 million in local grants, will replace former manufacturing operations in Ireland and the U.K and will significantly expand the company's efficiency and capacity for global production. Miller noted that one third of the company's business now comes from outside the U.S., compared with 10 percent four years ago.

     Because of the life-saving nature of Meridian's products, the company also recently committed $2 million in improvements and staff expansion to further enhance the quality systems at its primary manufacturing facility in St. Louis.
     "Our parenteral drug delivery business requires nothing short of the highest quality standards because we are putting a sterile solution into a sterile device that must work every time," Miller said. "We recognize that, because lives are at stake, absolute product quality is an essential priority, and I can assure you that the whole organization is driven toward that end."

     Meridian's Drug Delivery Systems unit participates in the rapidly developing global market for drugs using innovative delivery technology, which accounts for estimated industry-wide sales of more than $2 billion annually.

     "As the world leader in auto-injector technology, Meridian is well positioned for growth in this market because of the expanding array of new pharmaceutical and biotechnology products that require injection, as well as the ongoing need for better ways to administer existing injectable drugs," Miller said. Auto-injectors are prefilled, spring-loaded, pen-like devices that allow the patient to self-administer precise dosages of injectable medications quickly, easily and without seeing the needle.

     Meridian currently produces the EpiPen-Registered Trademark- auto-injector, the leading product for severe allergic reactions, and is now developing potential new products with such companies as Mylan Laboratories in the U.S., E. Merck in Germany and Genpharm in Canada. The company made its advanced TruJect-Registered Trademark- auto-injector available last year, and recently introduced the first disposable needle-free injector for use by pharmaceutical and biotechnology companies in developing new injectable products.

     Meridian's STI Government Systems unit is the world leader in supplying nerve agent antidotes, using its exclusive auto-injector technology to permit self-administration under emergency conditions.

     "We recently completed successful clinical trials with a multi-chambered auto-injector that automatically injects both antidotes in succession through a single needle, offering significant new advantages in speed, convenience and reduced bulk," Miller said. Final negotiations between Meridian and the U.S. Army are now in progress for government funding to develop a submission for approval by the U.S. Food and Drug Administration.

     "Because of the widening concern about protection against nerve agents in civilian as well as military settings, demand for nerve gas antidotes has recently expanded to include growing numbers of local communities for civil defense purposes," Miller said. "We are now establishing a new business unit to focus on the full potential of this additional source of prospective revenue."

     He stressed that one of the most substantial new product developments at Meridian is the PRIME ECG-TM- mapping device. Developed by Meridian's Cardiopulmonary Systems unit, this new patented innovation detects a heart attack much faster and two to three times more accurately than a traditional ECG, and can also pinpoint its precise location.

     "Only one in ten patients who go to the emergency room because of chest pain has or will actually suffer a heart attack," Miller said. "This creates a huge diagnostic dilemma for hospitals, because critical heart tissue can now be saved if a heart attack patient can be accurately diagnosed and treated within four hours. The dramatically increased sensitivity, speed and reliability of the PRIME mapping device permits more efficient and potentially life-saving patient treatment, while significantly reducing hospital costs."

     Miller said Meridian expects to receive CE Mark approval to market to the new device in Europe by the end of the year, based on studies that have been successfully completed with more than 3,000 patients. The company plans to begin U.S. clinical trials this year, and to submit an application in 1999 for regulatory approval in the United States. Meridian has also initiated a process to select strategic marketing partners for the product.

     "Over the past two years Meridian has rapidly become stronger and more diversified, with future growth potential driven by significant new product developments," Miller said. "Most importantly, the most consistently successful new products in health care today either save money or save lives, and most of our products are designed to do both."

     Meridian Medical Technologies is a worldwide leader in the development of auto-injector drug delivery systems and has strong core technologies in non-invasive cardiopulmonary diagnostics. Meridian provides technology solutions for medicine in early intervention home healthcare and emergency medical technologies, and also provides product development and manufacturing support to the pharmaceutical and biotechnology industries. Additional company information is available on the World Wide Web at www.meridianmeds.com.

     Certain statements contained in this press release that are not historical fact are "forward-looking" statements and involve important risks and
uncertainties.   Such risks and uncertainties, which are detailed in the
company's filings with the Securities and Exchange Commission, could cause the company's results to differ materially from the company's current expectations as expressed in this press release.








                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, Meridian Medical Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MERIDIAN MEDICAL TECHNOLOGIES, INC.



                                   By:  /s/ G. Troy Braswell
                                        --------------------
                                       G. Troy Braswell
                                       Vice President, Finance
                                          and Chief Financial Officer



Date:     August 10, 1998